Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
SECOND QUARTER 2022 RESULTS ON
JULY 27TH

Minneapolis – (July 13, 2022) – Sleep Number Corporation (Nasdaq: SNBR) will release its second quarter results through July 2, 2022, after market close on Wednesday, July 27, 2022. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Individuality is the foundation of Sleep Number. Our purpose driven company is comprised of over 5,500 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. We have improved more than 14 million lives and are positively impacting society’s wellbeing through higher quality sleep.

Our award-winning 360® smart beds are informed by science. They learn from over 1.95 billion sleep sessions of highly-accurate, real world sleep data – the culmination of over 15 billion hours’ worth - to automatically adjust to each sleeper and provide effortless comfort and proven quality sleep. Our 360 smart beds deliver individualized sleep health reports and insights, including a daily SleepIQ® score, and are helping to advance meaningful sleep health solutions by applying sleep science and research.

For life-changing sleep, visit SleepNumber.com or one of our more than 650 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com